Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2021 Results

ALPHARETTA, Ga., May 7, 2021/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2021 financial results.
“We executed well in the first quarter highlighted by building momentum across our franchises and controlling costs, while remaining focused on the health and safety of our employees and meeting the needs of patients impacted by the virus,” stated Joe Woody, Avanos’ chief executive officer. “Although at the start of the quarter we experienced a slowdown in our Pain Management franchise due to pandemic-related hospitalizations, as those began to decline, we saw an acceleration across our therapies.”
Woody continued, “The financial guidance we are committing to illustrates the confidence in our ability to deliver top-line growth, margin improvement and generate free cash flow in 2021 and beyond.”
First Quarter 2021 Financial Highlights
•Net sales totaled $181 million, even compared to the prior year.
•Net loss for the quarter was $8 million, compared to net income of $4 million a year ago.
•Adjusted net income totaled $11 million, compared to $8 million a year ago.
•Diluted loss per share was $0.16, compared to earnings of $0.08 a year ago.
•Adjusted diluted earnings per share were $0.23, compared to $0.16 in the prior year.
Operational and Business Highlights
•The Company established its first Diversity, Equity and Inclusion Council consisting of 15 employees to further build upon its We Stand Together initiative to better understand its employees’ perspective regarding the systemic issues of racial and gender inequality.
•The medical journal, British Journal of Nursing published a recent article, “Nutritional Care in Relation to COVID-19,” which highlights the clinical advantages of CORTRAK which enables patients to receive nutrition earlier upon admittance to the ICU for COVID-19.
•Two independent, physician-led COOLIEF* publications appeared in the literature in the first quarter reinforcing the clinical outcomes of previous Avanos-sponsored clinical trials. One of these publications, led by

Dr. Steve Cohen at Johns Hopkins, concluded that the use of cooled radiofrequency was predictive of a better outcome for patients suffering from knee osteoarthritis. Another large retrospective knee series from the Ochsner system in New Orleans concluded that COOLIEF* was clinically effective for both managing pain and reducing disability.
First Quarter 2021 Operating Results
Net sales totaled $181 million, even compared to the prior year. Volume increased 1 percent, driven by strong demand for Digestive Health partially offset by softer demand for Respiratory Health due to a light cold and flu season and continued pandemic-fueled pressure in the Pain Management franchise. Growth was offset by unfavorable price and mix of 2 percent, while foreign currency exchange rates provided a 1 percent benefit.
Gross margin was 51 percent, compared to 57 percent a year ago. Adjusted gross margin was down to 52 percent, due primarily to higher than expected freight costs and unfavorable discounts and allowances, compared to 59 percent last year.
Operating loss was $12 million compared to profit of $1 million a year ago due to increased legal expense in connection with the potential resolution of the Department of Justice investigation into MicroCool and other surgical gowns. On an adjusted basis, operating profit totaled $16 million, compared to $14 million a year ago. Cost savings achieved through reduced spending during the pandemic and through our recent restructuring activities were partially offset by lower gross margin.
Adjusted EBITDA for the quarter was $22 million, compared to $20 million in the prior year.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $9 million, compared to an outflow of $11 million a year ago. The Company’s cash balance was $100 million at the end of the quarter, compared to $112 million at year-end 2020.
Total debt at the end of the first quarter was $175 million, down $5 million compared to year-end 2020.
Full Year 2021 Outlook
The Company expects 2021 net sales to increase 2 to 4 percent, on a constant currency basis, compared to 2020 and earn between $1.10 and $1.25 of adjusted diluted earnings per share. This outlook reflects certain key assumptions, which are listed below:
•The Company expects the foreign currency translation impact to be even to 1 percent favorable compared to the prior year.
•The adjusted effective tax rate is anticipated to be between 25 and 27 percent.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted gross profit and margin
•Adjusted operating profit
•Adjusted income before tax
•Adjusted tax provision and effective tax rate
•Adjusted net income
•Adjusted diluted earnings per share

•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.
•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with post divestiture transition activities.
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•Expenses associated with certain litigation matters.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of the adjusting items.
•Benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the Company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10156077. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net Sales	$180.7	$180.4
Cost of products sold	89.4	78.3
Gross Profit	91.3	102.1
Research and development expenses	8.3	9.4
Selling and general expenses	73.4	91.1
Other expense, net	22.0	1.0
Operating (Loss) Profit	(12.4)	0.6
Interest income	—	0.7
Interest expense	(0.8)	(4.3)
Loss Before Income Taxes	(13.2)	(3.0)
Income tax benefit	5.6	6.7
Net (Loss) Income	$(7.6)	$3.7

Interest expense, net	$0.8	$3.6
Income tax benefit	(5.6)	(6.7)
Depreciation and amortization	9.7	10.6
EBITDA	$(2.7)	$11.2

(Loss) Earnings Per Share
Basic	$(0.16)	$0.08
Diluted	(0.16)	0.08

Common Shares Outstanding
Basic	48.0	47.8
Diluted	48.0	48.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31,
	2021	2020
As reported	$91.3	$102.1
COVID-19 related expenses	—	0.4
2020 Restructuring charges	0.2	—
Post divestiture restructuring charges	0.9	0.5
Post divestiture transition charges	0.1	0.8
Acquisition and integration-related charges	—	0.1
Intangibles amortization	1.6	1.7
As adjusted non-GAAP	$94.1	$105.6
Gross profit margin, as reported	50.5%	56.6%
Gross profit margin, as adjusted	52.1%	58.5%

	Operating (Loss) Profit
	Three Months Ended March 31,
	2021	2020
As reported	$(12.4)	$0.6
COVID-19 related expenses	—	0.5
2020 Restructuring charges	0.2	—
Post divestiture restructuring charges(a)	0.9	0.5
Post divestiture transition charges(b)	—	4.0
Acquisition and integration-related charges(c)	0.4	1.8
EU MDR Compliance(d)	0.2	—
Litigation and legal(e)	22.5	2.2
Intangibles amortization	4.2	4.8
As adjusted non-GAAP	$16.0	$14.4
__________________________________________________
(a)Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Cost of products sold.”
(b)In the three months ended March 31, 2021, post divestiture transition charges include $0.1 million in “Cost of products sold” (see “Gross Profit” table) offset by a benefit of $0.1 million in “Selling and general expenses.”
(c)In the three months ended March 31, 2021, acquisition related charges are included in “Selling and general expenses”.
(d)European Union Medical Device Regulation (“EU MDR”) compliance related charges are included in “Selling and general expenses”.
(e)Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended March 31,
	2021	2020
As reported	$(13.2)	$(3.0)
COVID-19 related expenses	—	0.5
2020 Restructuring charges	0.2	—
Post divestiture restructuring charges	0.9	0.5
Post divestiture transition charges	—	4.0
Acquisition and integration-related charges	0.4	1.8
EU MDR Compliance	0.2	—
Litigation and legal	22.5	2.2
Intangibles amortization	4.2	4.8
As adjusted non-GAAP	$15.2	$10.8

	Tax Benefit (Provision)
	Three Months Ended March 31,
	2021	2020
As reported	$5.6	$6.7
Tax effects of adjusting items	(9.9)	(3.6)
Effects of the CARES Act and other(a)	0.2	(6.0)
As adjusted non-GAAP	$(4.1)	$(2.9)
Effective tax rate, as reported	42.4%	223.3%
Effective tax rate, as adjusted	27.0%	26.9%
__________________________________________________
(a)In the prior year, the CARES Act, which allows for the carryback of U.S. net operating losses to prior years, provided an income tax benefit of $7.4 million.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended March 31,
	2021	2020
As reported	$(7.6)	$3.7
COVID-19 related expenses	—	0.5
2020 Restructuring charges	0.2	—
Post divestiture restructuring charges	0.9	0.5
Post divestiture transition charges	—	4.0
Acquisition and integration-related charges	0.4	1.8
EU MDR Compliance	0.2	—
Litigation and legal	22.5	2.2
Intangibles amortization	4.2	4.8
Tax effects of adjusting items	(9.9)	(3.6)
Tax effects of the CARES Act and other	0.2	(6.0)
As adjusted non-GAAP	$11.1	$7.9
Diluted EPS, as reported	$(0.16)	$0.08
Diluted EPS, as adjusted	$0.23	$0.16

	EBITDA
	Three Months Ended March 31,
	2021	2020
EBITDA, as reported	$(2.7)	$11.2
COVID-19 related expenses	—	0.5
2020 Restructuring charges	0.2	—
Post divestiture restructuring charges	0.9	0.5
Post divestiture transition charges	—	4.0
Acquisition and integration-related charges	0.4	1.8
EU MDR Compliance	0.2	—
Litigation and legal	22.5	2.2
Adjusted EBITDA	$21.5	$20.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended March 31,
	2021	2020
Cash used in operating activities	$(3.3)	$(5.8)
Capital expenditures	(5.7)	(5.2)
Free Cash Flow	$(9.0)	$(11.0)

2021 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.02	to	$0.31
Intangibles amortization	0.26	to	0.26
Restructuring initiatives	0.20	to	0.16
Litigation and legal	0.52	to	0.46
Other	0.10	to	0.06
Adjusted diluted earnings per share (non-GAAP)	$1.10	to	$1.25

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$100.1	$111.5
Accounts receivable, net of allowances	164.3	167.9
Inventories	165.2	168.9
Prepaid expenses and other current assets	18.3	18.9
Total Current Assets	447.9	467.2
Property, Plant and Equipment, net	173.4	175.3
Operating Lease Right-of-Use Assets	45.1	48.3
Goodwill	802.1	802.5
Other Intangible Assets, net	153.6	157.7
Deferred Tax Assets	15.4	10.0
Other Assets	11.3	11.8
TOTAL ASSETS	$1,648.8	$1,672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$15.1	$15.5
Trade accounts payable	59.2	67.6
Accrued expenses	80.3	83.2
Total Current Liabilities	154.6	166.3
Long-Term Debt	175.0	180.0
Operating Lease Liabilities	50.1	53.3
Deferred Tax Liabilities	5.6	5.7
Other Long-Term Liabilities	10.9	11.0
TOTAL LIABILITIES	396.2	416.3
Stockholders’ Equity	1,252.6	1,256.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,648.8	$1,672.8

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net (loss) income	$(7.6)	$3.7
Depreciation and amortization	9.7	10.6
Net loss on asset dispositions	0.1	—
Changes in operating assets and liabilities	(2.7)	(16.2)
Deferred income taxes and other	(2.8)	(3.9)
Cash Used in Operating Activities	(3.3)	(5.8)
Investing Activities
Capital expenditures	(5.7)	(5.2)
Cash Used in Investing Activities	(5.7)	(5.2)
Financing Activities
Revolving credit facility repayments	(5.0)	—
Proceeds from the exercise of stock options	4.8	—
Cash Used in Financing Activities	(0.2)	—
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2.2)	(6.6)
Decrease in Cash and Cash Equivalents	(11.4)	(17.6)
Cash and Cash Equivalents - Beginning of Period	111.5	205.3
Cash and Cash Equivalents - End of Period	$100.1	$187.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2021	2020	Change
Chronic care			$121.1	$115.7	4.7%
Pain management			59.6	64.7	(7.9)
Total Net sales			$180.7	$180.4	0.2%

	Total	Volume	Pricing/Mix	Currency	Other
Net Sales - percentage change	—%	1%	(2)%	1%	—%